EXHIBIT 15.1




                               Arthur Andersen LLP
                                   Atlanta, GA








November 20, 1998


Georgia Power Company
241 Ralph McGill Boulevard
Atlanta, GA 30308







Ladies and Gentlemen:

We are aware that Georgia Power Company has incorporated by reference in the Company's previously filed Registration Statement File Nos. 333-43895, 333-43895-01, 333-43895-02 and 333-43895-03 its Form 10-Q for the quarters ended
March 31, 1998, June 30, 1998 and September 30, 1998 which include our reports on Georgia Power Company dated May 8, 1998, August 7, 1998 and November 6, 1998, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), such reports are not considered a part of the Registration Statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,


/s/Arthur Andersen LLP